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                                                                     Exhibit 4.1

                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of March 23, 2000 (the "Effective Date"), is made by and between VerticalNet, Inc., a Pennsylvania corporation ("VerticalNet"), and the Holders' Representative, as such term is defined below.

                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, VerticalNet, VERT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of VerticalNet ("VERT Sub"), Tradeum, Inc., a Delaware corporation (the "Company"), and Zvi Schreiber entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, VERT Sub merged with and into Tradeum. VerticalNet has agreed to issue to the Holders that certain number of shares (the "Shares") of Common Stock, determined in accordance with Section 2.1(a) of the Merger Agreement;

         WHEREAS, in order to induce the Company to enter into the Merger Agreement, VerticalNet has agreed, among other things, to provide registration rights to the Holders, severally, with respect to the Shares in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Definitions.
         ------------

         The following words and terms are used in this Agreement and have the meanings ascribed to them in this Section 1 or at the locations in the Agreement indicated below:

         (a) "Agreement" is defined in the preamble to this Agreement.

         (b) "Black-Out Period" is defined in Section 2(b).

         (c) "Board" is defined in Section 2(c).

         (d) "Commission" means the U.S. Securities and Exchange Commission.

         (e) "Common Stock" means the common stock, par value $.01 per share, of VerticalNet.

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         (f) "Effective Date" is defined in the preamble to this Agreement.

         (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (h) "Form S-3 Registration Statement" is defined in Section 2(a).

         (i) "Holders" means the stockholders of the Company, as reflected on Appendix A attached hereto.
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         (j) "Holder's Representative" means Michael Eisenberg or such successor
Holders' Representative as shall be designated by the Holders in writing.

         (k) "Indemnified Persons" is defined in Section 4(a).

         (l) "Indemnifying Persons" is defined in Section 4(a).

         (m) "Merger Agreement" is defined in the recitals.

         (n) "NASD" means the National Association of Securities Dealers, Inc.

         (o) "Registrable Shares" means the 2,573,852 Shares issued to the Holders pursuant to Section 2.1(a) of the Merger Agreement, and any other shares of Common Stock issued in respect thereof by reason of a stock split, stock dividend or similar change in the capitalization of VerticalNet.

         (p) "Securities Act" means the Securities Act of 1933, as amended.

         (q) "Shares" is defined in the recitals.

         (r) "VerticalNet" is defined in the preamble to this Agreement.

2.       Registration Rights.
         -------------------

         (a) Promptly, and in no event later than (i) the third business day after the date (the "10-K Filing Date") VerticalNet files with the Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, or
(ii) if the 10-K Filing Date is March 27, 2000, March 31, 2000, VerticalNet will file with the Commission a shelf registration statement (the "Form S-3 Registration Statement") on Form S-3 (or any successor or other appropriate form under the Securities Act) covering the Registrable Shares and use reasonable commercial efforts to cause the Form S-3 Registration Statement to become effective as promptly as practicable following the filing thereof. VerticalNet will respond promptly to any communications from the Commission with respect to the Form S-3 Registration Statement.

         (b) VerticalNet shall have the right, upon giving written notice (the "Suspension Notice") to the Holders' Representative of the exercise of such right, to require each Holder not to sell any Registrable Shares pursuant to the Form S-3 Registration

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Statement for a reasonable period (as determined in good faith by the Board of
Directors of VerticalNet (the "Board")) from the date on which the Suspension Notice is given until the date VerticalNet notifies the Holders' Representative that the use of the prospectus included in such registration statement may be resumed for the disposition of Registrable Securities (a "Black-Out Period"), if the Board, in its reasonable judgment upon advice of counsel, determines that the Form S-3 Registration Statement is no longer effective or usable for resale of Registrable Securities. During any such Black-Out Period, each Holder agrees not to sell any Registrable Shares under the Form S-3 Registration Statement for such period of time as the Board, with the advice of counsel, may in good faith deem advisable. VerticalNet shall have the right to impose a Black-Out Period no more than five (5) times, and the number of days subject to Black-Out Periods shall not exceed 75 days in the aggregate.

         (c) Once the Form S-3 Registration Statement has become effective, VerticalNet will, subject to Sections 2(b) and 2(d), use reasonable commercial efforts to maintain the effectiveness of such registration statement for a period of one (1) year following the Effective Date.

         (d) Notwithstanding anything to the contrary in Section 2(c), VerticalNet shall have no obligation to maintain the effectiveness of the Form S-3 Registration Statement after such time as the Holders are permitted by law to sell the Registrable Shares pursuant to (a) Rule 144 promulgated by the Commission under the Securities Act, as such Rule may from time to time be amended, or (b) any similar rule or regulation hereafter adopted by the Commission.

         (e) Subject to Sections 2(b) and 2(d) hereof, from time to time, VerticalNet will amend or supplement the registration statement and prospectus contained therein as and to the extent necessary to comply with the federal securities and any applicable state securities statute or regulation.

         (f) VerticalNet will notify the Holders' Representative (A) when a prospectus or any prospectus supplement or amendment has been filed and when the same becomes effective, (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Form S-3 Registration Statement, (C) of the issuance by the Commission or any other governmental entity of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, or
(D) of the receipt by VerticalNet of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (g) Notwithstanding anything to the contrary contained herein, no Holder shall have rights of any nature under this Agreement prior to such time that such Holder delivers to VerticalNet such documentation as set forth in
Section 6(a) hereof.

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3.       Termination of Registration Rights. All of each Holder's rights under
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Section 2 of this Agreement shall expire at such time as all of the Registrable
Securities held by such Holder have been sold or have become eligible for sale in accordance with the provisions of Rule 144 under the Securities Act.

4.       Indemnification and Contribution.
         --------------------------------

         (a) VerticalNet shall indemnify and hold harmless each Holder and any underwriter (as defined in the Securities Act) for such Holder, each of their officers, directors, shareholders or partners, and each other person or entity, if any, who "controls" such Holder or underwriter or entity within the meaning of the Securities Act (collectively, "Indemnified Persons"), against any losses, claims, damages, expenses or liabilities (or actions in respect thereof) ("Losses"), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall pay any reasonable legal or any other reasonable expenses reasonably incurred in connection with investigating or defending any such Losses; provided, however, that VerticalNet shall not be liable in any such case to the extent that any such Losses arise out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to VerticalNet by such Holder expressly for use therein or so furnished for such purposes by any underwriter.

         (b) Each Holder shall indemnify and hold harmless VerticalNet, its directors and officers and each other person or entity, if any, who controls VerticalNet within the meaning of the Securities Act against any Losses, to which VerticalNet or any such director or officer or any such person or entity may become subject under the Securities Act or any other statute or at common law, with respect to any untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to VerticalNet by the Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of VerticalNet or any such director, officer, or controlling person and shall survive the transfer of such securities by such Holder. The aggregate indemnification and contribution liability of the Holder shall not exceed the net proceeds received by such Holder in connection with the sale of shares

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pursuant to the registration statement.

         (c) Each person entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party
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who conducts the defense of such claim or any litigation resulting therefrom shall be reasonably acceptable to the Indemnified Party (or, in the case of the Holders, to the Holders' Representative), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided
                                                                     --------
further that the failure of any Indemnified Party to give notice as provided
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herein shall not relieve the Indemnifying Party of its obligations under this
Section except to the extent that the Indemnifying Party is prejudiced thereby. Notwithstanding the foregoing sentence, the Indemnified Party may retain a single counsel to conduct the defense on behalf of itself (or, in the case of the Holders, all such Holders) of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for reasonable expenses incurred by the Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within 10 business days after the Indemnifying Party receives notice thereof from the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party, or in the case of the Holders, the Holders' Representative) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing.

         (d) To the extent that the indemnification provided for in this Section 4 from the Indemnifying Party is held by a court of competent jurisdiction (by the entry of a final judgment or decree and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an Indemnified Party hereunder in respect of any Losses, the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of such Losses shall be deemed to include any reasonable legal or other reasonable fees or expenses reasonably incurred by such party in connection with any investigation or

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proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, provided that no Holder will be required to contribute any amount in excess of the net proceeds received by such Holder in connection with the sale of Registrable Shares pursuant to the registration statement.

         (e) The foregoing indemnity obligations of VerticalNet and the Holders are subject to the condition that, insofar as they relate to any Losses that arise out of or are based upon any alleged untrue statement of any material fact contained in a prospectus or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading but which are eliminated or remedied in an amendment or prospectus supplement, such indemnity obligations shall not inure to the benefit of any Holder asserting the Losses if a copy of the amendment or prospectus supplement was furnished to the Holder and was not furnished to the person asserting the Losses at or prior to the time such action is required by the Securities Act.

5.       Rule 144 Reporting. With a view to making available the benefits of
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certain rules and regulations of the Commission which may permit the sale of
Registrable Shares without registration, VerticalNet agrees to file with the Commission in a timely manner all reports and other documents required of VerticalNet under the Securities Act and the Exchange Act.

6.       Covenants of Holders.  In connection with the Form S-3 Registration
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Statement, the Holders agree:

         (a) no later than March 24, 2000, each Holder shall deliver to VerticalNet (i) an executed written agreement in form and substance reasonably satisfactory to VerticalNet, provided that such Holder agrees to be bound by the terms of this Agreement and to the appointment to the Holders' Representative and (ii) such written information and material reasonably required to enable VerticalNet to comply with all applicable requirements of the Commission.

         (b) to provide and supplement when necessary all such information and material and take all actions as may be reasonably required in order to enable VerticalNet to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of the Form S-3 Registration Statement;

         (c) that the distribution of shares of Common Stock included in the Form S-3 Registration Statement shall be made in accordance with the plan of distribution set forth in such registration statements and with all applicable rules and regulations of the Commission; and

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         (d) not to deliver any form of prospectus in connection with the sale of any Registrable Securities as to which VerticalNet has advised the Holders that it is preparing an amendment or supplement.

7.       Delivery of Prospectuses. VerticalNet shall furnish to the Holders'
         ------------------------
Representative on behalf of the Holders whose Registrable Shares are included in the Form S-3 Registration Statement pursuant to this Agreement such number of copies of any prospectus (including any preliminary prospectus, amendment or prospectus supplement) as the Holders' Representative may reasonably request in order to effect the offer and sale of their Registrable Shares, but only while said registration statement remains current.

8.       Nasdaq; Blue Sky Laws. VerticalNet shall authorize for listing on the
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Nasdaq National Market the Registrable Shares. VerticalNet shall use reasonable commercial efforts to effect such qualifications under applicable blue sky or other state securities laws as may be necessary to enable the Holders to offer and sell their Registrable Securities; provided, however, that VerticalNet shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified, or to file any general consent to service of process.

9.       Expenses.
         ---------

         (a) VerticalNet shall pay all expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for VerticalNet, expenses of any special audits incident to or required by any registration hereunder, expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to
Section 8.

         (b) Notwithstanding anything to the contrary in Section 9(a) or elsewhere in this Agreement, the Holders shall bear all underwriting discounts and/or brokers' commissions with respect to the shares of Common Stock sold by them and registered hereunder.

10.      Miscellaneous.
         -------------

         (a) Severability. If one or more of the provisions contained herein
             ------------
shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         (b) Default. Waiver of any default shall not constitute waiver of any
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other or subsequent default.

         (c) Notices. All notices and other communications hereunder shall be
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deemed given and received (i) upon delivery if delivered personally or by telecopy, (ii) on the next

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business day if sent by overnight courier, or (iii) four (4) business days after mailing if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i) if to VerticalNet:

                      VerticalNet, Inc.
                      700 Dresher Road, Suite 100
                      Horsham, Pennsylvania,  19044
                      Attention:  James W. McKenzie, Jr., Esq.

                  (ii) if to the Holders' Representative at the address set forth below:

                      Michael Eisenberg
                      Seed Management Associates, Ltd.
                      64 Emek Refain Street
                      Jerusalem, Israel  93142

         (d) Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, all of which when executed and delivered shall be deemed an original and one and the same agreement.

         (e) Assignment. The rights of a Holder hereunder are not assignable by
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such Holder without the prior written consent of VerticalNet.

         (f) Amendment. This Agreement may not be amended or modified except by
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a written agreement signed by VerticalNet and the Holders' Representative.

         (g) Governing Law. This Agreement shall be construed, enforced, and
             -------------
administered in accordance with the laws of the Commonwealth of Pennsylvania, excluding its conflicts of laws rules.

* * *

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         IN WITNESS WHEREOF, VerticalNet and the Holders' Representatives have executed this Agreement as of the date first above written.

                                              VERTICALNET, INC.

                                              By: /s/ Michael J. Hagan
                                                  -------------------------
                                              Name:   Michael J. Hagan
                                              Title:  Chief Operating Officer


                                              HOLDERS' REPRESENTATIVE:


                                              Michael Eisenberg
                                              /s/ Michael Eisenberg

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